SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 8 – Other Events

Item 8.01 Other Events

On June 18, 2019, we consummated a Settlement Agreement (the “Agreement”) with several defendants in the litigation entitled Rocky Mountain High Brands, Inc. f/k/a/ Republic of Texas Brands, Inc. v. Joe Radcliffe, et al; Case Number DC-18-13491 pending in the District Court for Dallas County, Texas (the “Court”). This case is a continuation of our litigation originally filed against our former Chairman, Jerry Grisaffi and various other defendants.

Under the Agreement, we have reached final and binding settlements with defendants Joe Radcliffe, Kenneth Radcliffe, Dennis Radcliffe, Crackerjack Classic, LLC, and Universal Consulting, LLC (collectively, the “Radcliffes”), and Epic One Group, LLC (“Epic”). Under the Agreement:

•	The Radcliffes delivered to the company for cancellation a total of 6.75 million shares of common stock;

•	The Radcliffes made a settlement payment to the company in the amount of $200,000;

•	The Radcliffes agreed to dismiss a separate suit filed against two of our directors;

•	The parties filed an agreed order dismissing the case, including all claims and counterclaims amongst the company, the Radcliffes, and Epic; and

•	The parties have exchanged mutual releases.

Upon filing and entry of the agreed dismissal order by the Court, our litigation with the Radcliffes and Epic will be concluded.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: June 21, 2019

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

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